EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Trex Acquisition Corp, a Nevada corporation (the “Company”), on Form 10-K for the year ended June 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), Warren Gilbert, Chief Financial Officer of the Company does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 30, 2014	By:	/s/ Warren Gilbert
	Name:	Warren Gilbert
	Title:	Chief Financial Officer/Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Trex Acquisition Corp and will be retained by Trex Acquisition Corp and furnished to the Securities and Exchange Commission or its staff upon request.]